EXHIBIT 24.1

POWERS OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert Blagman and/or Crosby, Heafey, Roach & May Professional Corporation, jointly and severally, his attorney-in-fact, each with the power of substitution, for him in any and all capacities to sign the Registration Statement on Form S-8 relating to common stock (the “Securities”) of BLAGMAN MEDIA INTERNATIONAL, INC. (the “Corporation”) to be offered in connection with the Corporation’s 2002 Employee Stock Compensation Plan, as appropriate, pursuant to resolutions adopted by the Corporation’s Board of Directors on July 26, 2002, and any amendments thereto, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Signature	Title

/s/ Robert Blagman Robert Blagman	Director, Principal Accounting Officer and Principal Financial Officer

/s/ Andy Given Andy Given	Director

/s/ Walter Lubars Walter Lubars	Director

/s/ Jeff Wald Jeff Wald	Director